SUB-ITEM 77H

As of June 30, 2002, the following person or entity owns more than 25% of a fund's voting security:

PERSON/ENTITY                             FUND                      PERCENTAGE
No Changes.

As of June 30, 2002, the following persons or entity that no longer owns 25% of a fund's voting security:

PERSON/ENTITY                              FUND
Hampshire County Retirement System         MFS Institutional
99 Industrial Drive                        International Equity Fund
Northampton, MA  01060-2326